UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BWI HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-145471	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3915 – 61st Avenue S.E. Calgary, Alberta Canada	T2C 1V5
(Address of principal executive offices)	(Zip Code)

(403) 255-2900
Registrant’s telephone number, including area code

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effectrive pursuant to General Instruction A(c), check the following box.  [     ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.  [ X ]

Securities Act registration statement file number to which this form relates: No. 333-145471

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value of $0.0001
_________________________________________________________________________________________

Item 1.   Description of Registrant’s Securities to be Registered

The description of securities of the Registrant is set forth under the caption “Description of Securities” in Registrant’s Registration Statement on Form SB-2 (File No. 333-135471), as originally filed with the Securities and Exchange Commission on August 15, 2007 and as subsequently amended, and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.   Exhibits

The following exhibits are incorporated herein by reference from the Registration’s Form SB-2 Registration Statement as originally filed with the Securitie sand Exchange Commission, File nop. 333-135471, on August 15, 2007 and as subsequently amended. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit No.                                           Document Description
3.1	Articles of Incorporation
3.2	Bylaws
5.1	Opinion of Dennis H. Johnston, a Professional Law Corporation
23.1	Consent of George Stewart, CPA
23.2	Consent of Dennis H. Johnston, a Professional Law Corporation

SIGNATURE

Pursuant to the requirements of Section 12 of the Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BWI HOLDINGS INC. (Registrant)

By:	/s/ILIA KHASSIDOV
Ilia Khassidov, Chief Executive Officer and member of the Board of Directors
Date:	January 20, 2011